Exhibit 99.1

Worksport (NASDAQ: WKSP) Regains $1 Bid Price Requirement, Announces CEO Town Hall, Highlights Multiple Recent Growth Drivers in CEO Letter

CEO Shares Letter to Shareholders, inviting them to attend the townhall; Management to discuss Nasdaq bid price compliance, 35% May gross margin, Meyer Distributing, $36M+ revenue run-rate target, direct investments, insider alignment, NEXUS traction, Terravis Energy, and the Company’s 2026 execution plan.

The live event will provide shareholders an opportunity to hear directly from CEO Steven Rossi and ask questions about Worksport’s business momentum and long-term value creation strategy.

West Seneca, New York, June 25, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced that its common stock closed above $1.00 on June 24, 2026, which the Company believes keeps Worksport in full compliance with Nasdaq’s minimum bid price requirement, and represents a 75% increase in 5 trading days.

The Company also announced that it will host a live investor town hall on Tuesday, June 30, 2026, at 12:05 p.m. Eastern Time. The town hall will provide shareholders, prospective investors, analysts, media, and other interested parties an opportunity to hear directly from Founder and Chief Executive Officer Steven Rossi regarding Worksport’s recent business developments, current execution priorities, and the Company’s strategy for the second half of 2026 and beyond.

Link to register for townhall: Register to WKSP’s June Townhall Here

●	https://us06web.zoom.us/webinar/register/WN_DzpmKu68RSuvtj5pbnAbYQ

Worksport encourages shareholders, prospective investors, analysts, media, and other interested parties to attend.

Management believes the upcoming town hall comes at an important moment for Worksport. Over the past several weeks, the Company has announced multiple developments that are believed to support a stronger operating foundation, improved market positioning, and an increasingly visible path toward operational cash flow positivity:

●	Operational progress: Worksport announced preliminary May 2026 gross margin of approximately 35%, up ~660 basis points from 28.4% in Q1 2026, reflecting continued manufacturing efficiency, pricing discipline, and operating leverage, despite domestic inflation of aluminum, a core component of its tonneau covers.

●	Distribution expansion: The Company announced Meyer Distributing as a new national distribution partner, expanding Worksport’s access to a broader base of dealers, installers, and aftermarket resellers across North America.

●	Revenue opportunity: Worksport is projecting a $36+ million 12-month annual run rate target supported by B2C activity, expanding B2B distribution, new product launches, and channel ramp-up. Current 2026 revenue run-rate is growing healthily, at $21+ million.

●	Premium-priced capital: The Company recently completed two direct investments, including one priced at a premium to then-recent trading levels, while also receiving expressed investor interest in evaluating additional financing of up to $10 million, subject to customary conditions.

●	Insider alignment: On June 9, 2026, Founder and CEO Steven Rossi elected to receive additional Company shares in lieu of cash compensation, the second time this year, reinforcing his stated confidence in Worksport’s long-term value creation opportunity.

CEO Letter to Shareholders

“Over the last several weeks, Worksport has released some of the most important updates in our Company’s recent history,” said Steven Rossi. “We achieved a preliminary 35% gross margin in May, setting a new record, added Meyer Distributing as a major multi-national master distribution partner, outlined a $36+ million annualized revenue opportunity, secured premium-priced capital, and saw our shares close back above $1.00 on June 24. We believe these are meaningful milestones, and shareholders deserve a clear explanation of how they connect.”

Mr. Rossi continued, “Nasdaq compliance is important, but our deeper focus remains on building the business behind the ticker. Worksport today is operating from a much stronger foundation than it was one year ago: margins have improved, distribution is expanding, B2C demand remains active, B2B channels are growing, and our newly launched NEXUS tonneau cover is contributing to a broader commercial strategy. We believe these are the ingredients that can support our stated goal of achieving initial operational cash-flow positivity within 2026.”

“This town hall is intended to be direct, transparent, and useful,” Mr. Rossi added. “It is the place for shareholders to ask questions, hear from management, and better understand what we believe is ahead for Worksport. We intend to discuss our revenue trajectory, margin growth, distributor onboarding, NEXUS traction, SOLIS and COR progress, OE-focused opportunities, and how we are evaluating potential business development opportunities and accretive strategic synergies that could strengthen the Company’s platform over time.”

Mr. Rossi concluded, “Worksport’s objective is clear: grow revenue, expand margins, convert inventory, strengthen distribution, continue advancing our intellectual property-backed product portfolio, and build long-term shareholder value. We believe Worksport has entered an important inflection point, and we look forward to discussing that future with shareholders on June 30.”

Terravis Energy and Broader Product Platform

In addition to Worksport’s core tonneau cover, SOLIS solar cover, and COR portable power strategies, the Company continues to actively develop its Terravis Energy subsidiary. Terravis remains focused on highly efficient heating and cooling technologies, including its patented ZeroFrost™ heat-pump technology. Management currently expects product certification during the second half of 2026, subject to testing, certification timing, and other customary development considerations.

Worksport believes its broader product platform, spanning truck accessories, solar integrations, portable energy systems, and clean heating and cooling solutions, provides multiple long-term growth pathways. The Company expects to address these opportunities during the June 30 town hall.

Town Hall Details

Date: Tuesday, June 30, 2026

Time: 12:05 p.m. ET – 1:00 p.m. ET

Format: Live Zoom town hall with CEO commentary and investor Q&A

Registration: Click here to register for Worksport’s June 2026 Townhall

●	https://us06web.zoom.us/webinar/register/WN_DzpmKu68RSuvtj5pbnAbYQ

Replay: Recording expected to be available on investors.worksport.com

Investors may submit questions in advance by emailing investors@worksport.com. Management expects to answer selected questions during the live session, subject to time availability and public disclosure considerations.

Worksport encourages shareholders, prospective investors, analysts, media, and other interested parties to attend.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 ext. 128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.